Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Imobolis, Inc. (a development stage company), of our report dated June 17, 2010 on our audit of the financial statements of Imobolis, Inc. as of March 31, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on February 11, 2010 through March 31, 2010, and the reference to us under the caption “Experts.”

/s/ M&K CPAS, PLLC
Houston, Texas
December 1, 2010